SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                 FORM 8-K



                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 6, 2002


                          COASTAL BANCORP, INC.
            --------------------------------------------------
            (Exact name of registrant as specified in charter)


           TEXAS                       0-24526                  76-0428727
           -----                       -------                  ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                          Identification No.)



5718 Westheimer, Suite 600, Houston, Texas                        77057
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code:              (713) 435-5000



(Former name or former address, if changed since last report):  Not applicable



Form 8-K
Page 2 of 3


ITEM. 5.  OTHER EVENTS.

     Coastal Bancorp, Inc. ("Bancorp") announced on June 6, 2002 that the Board of Directors of Coastal Banc ssb (the "Bank") has voted to redeem all of the issued and outstanding shares of the Bank's 9.0% Non-Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") which trades on the NASDAQ National Market System as "CBSAP," and has the CUSIP Number 190415 20 8.

     The Series A Preferred Stock will be redeemed from holders of record on July 15, 2002 and the payment date will be July 15, 2002. The Redemption Price will be $25.185 per share, which represents the stated value of the Series A Preferred Stock, plus accrued and unpaid dividends from June 15, 2002 to but excluding July 15, 2002. The redemption is subject to certain conditions, including regulatory approvals.

     The Bank intends to provide a Notice of Redemption to stockholders of the Series A Preferred Stock in late June 2002.
Questions about the redemption should be directed to Catherine N.
Wylie, Chief Financial Officer of the Bank, at (713) 435-5000 or by e-mail at cwylie@coastalbanc.com.


Form 8-K
Page 3 of 3

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 6, 2002                COASTAL BANCORP, INC.





                                   /s/ Catherine N. Wylie
                                   -----------------------------------------
                                   By:  Catherine N. Wylie
                                   Senior Executive Vice President/
                                   Chief Financial Officer